   As filed with the Securities and Exchange Commission on July 28, 1997

                                                Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
__________________________________________________________________________
                           Washington, DC 20549
                          ______________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                        __________________________
                          CMS ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)

             Michigan                              38-2726431
   (State or other jurisdiction of    (I.R.S. Employer Identification No.)
   incorporation or organization)

                     Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                         Dearborn, Michigan 48126
 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                          CMS ENERGY CORPORATION
                     PERFORMANCE INCENTIVE STOCK PLAN
EXECUTIVE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                           (Full title of plans)

   ALAN M. WRIGHT                     Copy to:
   Senior Vice President and          MICHAEL D. VAN HEMERT, ESQ.
   Chief Financial Officer            CMS Energy Corporation
   Fairlane Plaza South, Suite 1100   Fairlane Plaza South, Suite 1100
   330 Town Center Drive              330 Town Center Drive
   Dearborn, Michigan 48126           Dearborn, Michigan 48126
   (313) 436-9560                     (313) 436-9602
   (Name, address, including ZIP
   code, and telephone number,
   including area code, of agent
   for service)
                      CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________________________________
                                               Proposed                Proposed
Title of securities     Amount to be       maximum offering        maximum aggregate           Amount of
 to be registered        registered         price per share (1)    offering price(1)         registration fee

_______________________________________________________________________________________________________________________
Common Stock,           2,000,000(2)            $35.8125              $71,625,000               $21,704.55
$.01 par value

_______________________________________________________________________________________________________________________

1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $.01 par value per share, of CMS Energy Corporation, on the New York Stock Exchange on July 22, 1997.

(2) The entire 2,000,000 additional shares are being registered for issuance pursuant to the CMS Energy Corporation Performance Incentive Stock Plan.

/TABLE

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL
SECURITIES

This Registration Statement on Form S-8 is being filed solely to register additional securities in accordance with General Instruction E of Form S-
8. CMS Energy Corporation ("CMS Energy" or the "Corporation") hereby incorporates by reference in this Registration Statement all contents, including those incorporated by reference, of CMS Energy's Registration Statement on Form S-8 dated June 8, 1993 (Registration No. 33-64044, including Post -Effective Amendment No. 1 thereto) (the "Original Registration Statement"). Except for items restated in this Registration Statement, this Registration Statement also incorporates from the Original Registration Statement periodic reports that CMS Energy filed after the Original Registration Statement to maintain current information about
CMS Energy. CMS Energy recently filed with the Securities and Exchange Commission (the "Commission"), and incorporates herein by reference, the following Registration Statement:

            The description of the CMS Energy Common Stock contained in CMS Energy's Registration Statement on Form 8-B dated May 6, 1987, as amended by Amendment No. 1 thereto filed November 22, 1996.

All documents subsequently filed with the Commission by CMS Energy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

     RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

CMS Energy's Bylaws provide:

     The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of the Articles of Incorporation of CMS Energy reads:

     A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except
(i) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(l) of the Michigan Business Corporation Act, and
(iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of the Articles of Incorporation of CMS Energy reads:

     Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Sections 561 through 571 of the Michigan Business Corporation Act, as amended, provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

     Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act summarized above.

ITEM 8.   EXHIBITS

EXHIBIT NUMBERS
*(4)(a)           -   Indenture dated as of September 15, 1992 between
                      CMS Energy and NBD Bank, as Trustee.   (Designated
                      in CMS Energy's Form S-3 Registration Statement filed May 1, 1992, File No. 33-47629, as Exhibit
                      (4)(a).)

                      First Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit (4).)

                      Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                      Third Supplemental Indenture dated as of May 6, 1997 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit (4).)

*(4)(b)           -   Indenture dated as of January 15, 1994 between
                      CMS Energy and The Chase Manhattan Bank, as Trustee.
                      (Designated in CMS Energy's Form 8-K dated March 29,
                      1994, File No. 1-9513, as Exhibit (4)(a).)

                      First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(b).)

                      Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File
                      No. 1-9513, as Exhibit (4).)

                      Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit
                      (4).)

**(4)(c)          -   Credit Agreement dated as of July 2, 1997, among CMS
                      Energy, the Banks, the Administrative Agent,
                      Collateral Agent, Documentation Agent, Syndication
                      Agent, Co-Agents and Lead Manager, all as defined therein, and the Exhibits thereto.

*(4)(d)           -   Subordinated Debt Securities Indenture between
                      CMS Energy and The Bank of New York, as Trustee, as
                      Trustee dated as of June 1, 1997.  Designated in
                      CMS Energy's Form 8-K dated July 1, 1997, File No.
                      1-9513, as Exhibit (4)(a)).

                      First Supplemental Indenture dated as of June 20, 1997 between CMS Energy and The Bank of New York, as
                      Trustee.   Designated in CMS Energy's Form 8-K dated
                      July 1, 1997, File No. 1-9513, as Exhibit (4)(b)).

*(4)(e)           -   Restated Articles of Incorporation of CMS Energy.
                      (Designated in CMS Energy's Form S-4 dated June 6,
                      1995, File No. 1-9513, as Exhibit (3)(i).

*(4)(f)           -   By-Laws of CMS Energy.  (Designated in CMS Energy's
                      Form 10-K for the year ended December 31, 1994, File
                      No. 1-5611, as Exhibit 3(c).)

*(4)(g)           -   Performance Incentive Stock Plan, as first effective
                      February 3, 1988, and amended and restated effective
                      January 1, 1995, and as amended as of May 31, 1995.
                      (Designated in CMS Energy's Form S-8 dated August 4,
                      1995, File No. 33-61595, as Exhibit (4)(d)).

*(4)(h)           -   Form of election of Exercise of Nonqualified Stock
                      Option. (Designated in CMS Energy's Form S-8 dated
                      August 4, 1995, File No. 33-61595, as Exhibit
                      (4)(f)).

*(4)(i)           -   Form of certificate of option grant. (Designated in
                      CMS Energy's Form S-8 dated August 4, 1995, File No.
                      33-61595, as Exhibit (4)(g)).

(5)(a)            -   Opinion of Michael D. Van Hemert, Esq., Assistant
                      General Counsel for CMS Energy re: legality of securities being offered.

(15)              -   Letter re: unaudited financial information.

(23)(a)           -   Consents of Michael D. Van Hemert, Esq., Assistant
                      General Counsel for CMS (included in Exhibit 5(a) above).

(23)(b)           -   Consent of Arthur Andersen LLP regarding the
                      Company's Form 10-K.

(24)              -   Power of Attorney and certified copy of resolution
                      authorizing officer to sign registration.

 *Previously Filed
**To be filed under a subsequent Form.

      Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

                                Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 25th day of July 1997.

                                      CMS ENERGY CORPORATION



                                      By:    /s/ A. M. Wright
                                             ________________________
                                             Alan M. Wright
                                             Senior Vice President,
                                               Chief Financial Officer,
                                               and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on July 25, 1997.

          Name                           Title                     Date
          ____                           _____                     _____

(i) Principal executive
    officer:


/s/ William T. McCormick, Jr.     Chairman of the Board,     July 25, 1997
_____________________________     Chief Executive Officer
 (William T. McCormick, Jr.)          and Director


(ii) Principal financial officer:


/s/    A.M. Wright                Senior Vice President,     July 25, 1997
_____________________________     Chief Financial Officer
 (Alan M. Wright)                     and Treasurer


(iii) Controller or principal
      accounting officer:


/s/         P.D. Hopper           Senior Vice President,     July 25, 1997
_____________________________     Controller and Chief
 (Preston D. Hopper)              Accounting Officer

          Name                           Title                   Date
          ____                           _____                   ____


                                       Director              July 25, 1997
___________________________
    (John M. Deutch)

          *
___________________________            Director              July 25, 1997
  (James J. Duderstadt)

          *
____________________________           Director              July 25, 1997
  (Kathleen R. Flaherty)

          *
____________________________           Director              July 25, 1997
  (Victor J. Fryling)

          *
___________________________            Director              July 25, 1997
  (Earl D. Holton)

          *
___________________________            Director              July 25, 1997
  (Michael G. Morris)

          *
___________________________            Director              July 25, 1997
    (W. U. Parfet)

          *
___________________________            Director              July 25, 1997
  (Percy A. Pierre)


___________________________            Director              July 25, 1997
  (Kenneth Whipple)

          *
___________________________            Director              July 25, 1997
  (John B. Yasinsky)


*By /s/      A.M. Wright
    _______________________
         Alan M. Wright
         Attorney-in-fact

          INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

ITEM 8.   EXHIBITS

EXHIBIT NUMBERS

*(4)(a)            -   Indenture dated as of September 15, 1992 between
                       CMS Energy and NBD Bank, as Trustee.   (Designated
                       in CMS Energy's Form S-3 Registration Statement filed May 1, 1992, File No. 33-47629, as Exhibit
                       (4)(a).)

                       First Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit (4).)

                       Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                       Third Supplemental Indenture dated as of May 6, 1997 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit (4).)

*(4)(b)            -   Indenture dated as of January 15, 1994 between
                       CMS Energy and The Chase Manhattan Bank, as
                       Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as
                       Exhibit (4)(a).)

                       First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in
                       CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(b).)

                       Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File
                       No. 1-9513, as Exhibit (4).)

                       Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit
                       (4).)

**(4)(c)           -   Credit Agreement dated as of July 2, 1997, among
                       CMS Energy, the Banks, the Administrative Agent,
                       Collateral Agent, Documentation Agent, Syndication
                       Agent, Co-Agents and Lead Manager, all as defined therein, and the Exhibits thereto.

*(4)(d)            -   Subordinated Debt Securities Indenture between
                       CMS Energy and The Bank of New York, as Trustee, as
                       Trustee dated as of June 1, 1997.  Designated in
                       CMS Energy's Form 8-K dated July 1, 1997, File No.
                       1-9513, as Exhibit (4)(a)).

                       First Supplemental Indenture dated as of June 20, 1997 between CMS Energy and The Bank of New York, as Trustee. Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit
                       (4)(b)).

*(4)(e)            -   Restated Articles of Incorporation of CMS Energy.
                       (Designated in CMS Energy's Form S-4 dated June 6,
                       1995, File No. 1-9513, as Exhibit (3)(i).

*(4)(f)            -   By-Laws of CMS Energy.  (Designated in CMS Energy's
                       Form 10-K for the year ended December 31, 1994,
                       File No. 1-5611, as Exhibit 3(c).)

*(4)(g)            -   Performance Incentive Stock Plan, as first
                       effective February 3, 1988, and amended and restated effective January 1, 1995, and as amended as of May 31, 1995. (Designated in CMS Energy's
                       Form S-8 dated August 4, 1995, File No. 33-61595, as Exhibit (4)(d)).

*(4)(h)            -   Form of election of Exercise of Nonqualified Stock
                       Option. (Designated in CMS Energy's Form S-8 dated
                       August 4, 1995, File No. 33-61595, as Exhibit
                       (4)(f)).

*(4)(i)            -   Form of certificate of option grant. (Designated in
                       CMS Energy's Form S-8 dated August 4, 1995, File
                       No. 33-61595, as Exhibit (4)(g)).

(5)(a)             -   Opinion of Michael D. Van Hemert, Esq., Assistant
                       General Counsel for CMS Energy re: legality of securities being offered.

(15)               -   Letter re: unaudited financial information.

(23)(a)            -   Consents of Michael D. Van Hemert, Esq., Assistant
                       General Counsel for CMS (included in Exhibit 5(a) above).

(23)(b)            -   Consent of Arthur Andersen LLP regarding the
                       Company's Form 10-K.

(24)               -   Power of Attorney and certified copy of resolution
                       authorizing officer to sign registration.

 *Previously Filed
**To be filed under a subsequent Form.

      Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.